EXHIBIT 5.1

August 5, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:          Alliance Commission Substitution Plan

Amended and Restated Alliance Partners Compensation Plan

Alliance Capital Management L.P. Financial Advisor Wealth Accumulation Plan

Dear Sirs:

I am Executive Vice President and General Counsel of Alliance Capital Management Corporation, the General Partner of Alliance Capital Management Holding L.P., a Delaware limited partnership (the “Partnership”), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, of an indeterminate number of units representing assignments of beneficial ownership of limited partnership interests in the Partnership (the “Units”) available for grant under the Alliance Commission Substitution Plan, the Amended and Restated Alliance Partners Compensation Plan and/or the Alliance Capital Management L.P. Financial Advisor Wealth Accumulation Plan (collectively, the “Plans”).

As counsel for the Partnership, I, or attorneys under my supervision, have participated in the preparation of the Registration Statement and have examined and relied upon such documents, opinions, precedents, records and other materials as I have deemed necessary or appropriate to provide a basis for the opinion set forth below.  In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and conformity to original documents of all documents submitted to me as certified or photostatic copies.

Based on the foregoing, I am of the opinion that the Units deliverable pursuant to the Plans, when delivered in accordance with the Plans upon receipt by the Partnership of adequate consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ Laurence E. Cranch
Laurence E. Cranch
Executive Vice President and General Counsel

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